Exhibit 10.26

FIRST CONSULTING GROUP, INC.
2007 EQUITY INCENTIVE PLAN

(Adopted by Stockholders June 7, 2007; Amended and Restated in its entirety July 30, 2007)

First Consulting Group, Inc., a Delaware corporation (the “Company”), by resolution of its Board of Directors, hereby adopts the First Consulting Group, Inc. 2007 Equity Incentive Plan (the “Plan”).  The Plan will become effective upon the approval of the Company’s stockholders (the “Effective Date”).

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

1.1.          “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.

1.2.          “Award” shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalents Award, a Deferred Stock Award, a Stock Payment Award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

1.3.          “Award Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

1.4.          “Award Limit” shall mean 750,000 shares of Common Stock, subject to adjustment pursuant to Section 11.3; provided, however, that each share of Common Stock subject to an Award shall be counted as one share against the Award Limit.  Solely with respect to Performance Awards granted pursuant to Section 8.2(b) and payable solely in cash, “Award Limit” shall mean $750,000.

1.5.          “Board” shall mean the Board of Directors of the Company.

1.6.          “Change in Control” shall mean any of the following transactions or events occurring on or after the Effective Date:

(a)           a dissolution, liquidation, or sale of all or substantially all of the assets of the Company,

(b)           a merger or consolidation in which the Company is not the surviving corporation;

(c)           a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(d)           the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least 50% of the Board, provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Incumbent Board, such new Director shall, for purposes of this definition, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a merger, consolidation or reverse merger described in subsection (b) or (c) shall not be a “Change in Control,” if such merger, consolidation or reverse merger results in the Common Stock outstanding immediately before the merger, consolidation or reverse merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the merger, consolidation or reverse merger, controls, directly or indirectly, the Company or otherwise succeeds to the business of the Company (the Company or such other person, hereinafter referred to as the “Successor Entity”)), directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the merger, consolidation or reverse merger.

1.7.          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8.          “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 10.1.

1.9.          “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

1.10.        “Company” shall mean First Consulting Group, Inc., a Delaware corporation.

1.11.        “Consultant” shall mean any consultant or adviser if:  (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

1.12.        “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

1.13.        “Deferred Stock” shall mean a right to receive Common Stock awarded under Section 8.5 of the Plan.

1.14.        “Director” shall mean a member of the Board.

1.15.        “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 8.3 of the Plan.

1.16.        “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

1.17.        “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

1.18.        “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.

1.19.        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.20.        “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(a)           If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or any national market system, including without limitation any market system of The NASDAQ Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)           If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.

1.21.        “Fiscal Year” means the fiscal year of the Company.

1.22.        “Full Value Award” means any Award other than an Option or Stock Appreciation Right.

1.23.        “Holder” shall mean a person who has been granted an Award.

1.24.        “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.25.        “Non-Employee Director” shall mean a member of the Board who is not an Employee.

1.26.        “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

1.27.        “Option” shall mean a stock option granted under Article IV of the Plan.  An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

1.28.        “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 8.2 of the Plan.

1.29.        “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:.

(a)           The Performance Criteria that shall be used to establish Performance Goals are limited to the following:  (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) days sales outstanding, (xi) gross or net profit or operating margin, (xii) costs, (xiii) funds from operations, (xiv) expense, (xv) working capital, (xvi) earnings per share, and (xvii) price per share of Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(b)           The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following:

 (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).

(c)           The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Award; provided, however, that each Performance Criteria shall be determined in accordance with GAAP to the extent applicable.

1.30.        “Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual.  The achievement of each Performance Goal shall be determined in accordance with generally accepted accounting principles to the extent applicable.

1.31.        “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

1.32.        “Plan” shall mean the First Consulting Group, Inc. 2007 Equity Incentive Plan, as amended from time to time.

1.33.        “Prior Award” shall mean a stock option, restricted stock or other stock award granted under the Prior Plan.

1.34.        “Prior Plan” shall mean the First Consulting Group, Inc. 1997 Equity Incentive Plan, as amended from time to time.

1.35.        “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan that is subject to repurchase or forfeiture.

1.36.        “Restricted Stock Units” shall mean rights to receive Common Stock awarded under Section 8.6.

1.37.        “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

1.38.        “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.39.        “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX of the Plan.

1.40.        “Stock Payment” shall mean:  (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to a Employee, Consultant or Non-Employee Director in cash, awarded under Article VIII of the Plan.

1.41.        “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.42.        “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.43.        “Substitute Award” shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

1.44.        “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment or service with the Company or any Subsidiary.  The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause.  Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.  For purposes of the Plan, the engagement of a Holder as a Consultant to a Subsidiary shall be deemed to be terminated in the event that the Subsidiary engaging such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

1.45.        “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement.  The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

1.46.        “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee.  The Administrator, in its discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.  For purposes of the Plan, a Holder’s employee-employer relationship shall be deemed to be terminated in the event that the Subsidiary employing such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE II.

SHARES SUBJECT TO PLAN

2.1.          Shares Subject to Plan.

(a)           Subject to Section 11.3 and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan initially shall be equal to the 1,600,000 shares (the “Initial Authorized Shares”).  In addition, in the event of any cancellation, termination, expiration or forfeiture of any Prior Award on or after the Effective Date and during the term of the Plan (including any unvested shares of Common Stock that are forfeited by the holder or repurchased by the Company pursuant to the terms of the applicable award agreement at a price not greater than the original purchase price paid by the holder), the number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be automatically increased by one share for each share subject to such Prior Award that is so cancelled, terminated, expired, forfeited or repurchased (collectively, the “Cancelled Prior Award Shares”).  The aggregate number of shares of Common Stock available for issuance under the Plan pursuant to this Section 2.1 shall be reduced by 1.5 shares for each share of Common Stock delivered in settlement of any Full Value Award.  In no event, however, shall the aggregate number of Initial Authorized Shares and Cancelled Prior Award Shares made available for issuance under the Plan exceed 2,000,000.
(b)           To the extent that an Award terminates, expires, lapses or is forfeited for any reason, any shares of Common Stock then subject to such Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that the number of shares that shall again be available for the grant of an Award pursuant to the Plan shall be increased by 1.5 shares for each share of Common Stock subject to a Full Value Award at the time such Full Value Award terminates, expires, lapses or is forfeited for any reason.  To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Common Stock available for grant pursuant to this Plan.  If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be granted or awarded hereunder, subject to the limitations of Section 2.1(a).  To the extent exercised, the full number of shares subject to an Option or Stock Appreciation Right shall be counted for purposes of calculating the aggregate number of shares of Common Stock available for issuance under the Plan as set forth in Section 2.1(a) and for purposes of calculating the share limitation set forth in Section 2.3, regardless of the actual number of shares issued or transferred upon any net exercise of an Option (in which Common Stock is withheld to satisfy the exercise price or taxes) or upon exercise of any Stock Appreciation Right for Common Stock or cash.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
2.2.          Stock Distributed.  Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.
2.3.          Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Employee, Consultant or Non-Employee Director during any calendar year shall not exceed the Award Limit.  To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE III.

GRANTING OF AWARDS

3.1.          Award Agreement.  Each Award shall be evidenced by an Award Agreement.  Award Agreements evidencing Awards intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

3.2.          Provisions Applicable to Covered Employees.
(a)           The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code).
(b)           Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee, including Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of one or more specified Performance Goals.
(c)           To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any Fiscal Year in question or any other designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Fiscal Year or other designated fiscal period or period of service (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Fiscal Year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Fiscal Year or other designated fiscal period or period of service.  Following the completion of each Fiscal Year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such Fiscal Year or other designated fiscal period or period of service.  In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Fiscal Year or other designated fiscal period or period of service.
(d)           Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation (as described in Section 162(m)(4)(C) of the Code), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
3.3.          Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.4.          Full Value Award Vesting Limitations.
(a)           Full Value Awards made under the Plan shall become vested over a period of not less than (i) three years from the grant date of the Award for all Full Value Awards that vest based solely on employment or service with the Company or one of its Subsidiaries, or (ii) one year following the commencement of the Performance Period, for Full Value Awards that vest based upon the attainment of Performance Goals or other performance-based objectives; provided, however, that, notwithstanding the foregoing, an aggregate number of shares of Common Stock equal to 5% of the sum of the Initial Authorized Shares and the Cancelled Prior Award Shares may be granted subject to Full Value Awards granted under the Plan without respect to the minimum vesting provisions of this Section 3.4(a).
(b)           Following the grant of an Award, the Administrator, in its discretion and on such terms and conditions it determines, may provide that the period during which an Award vests or becomes exercisable shall accelerate, in whole or in part, in connection with a change in ownership or control of the Company or any Subsidiary (including without limitation, a Change in Control) or a Holder’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of the Holder’s retirement, death, disability or termination without cause.  In addition, the Administrator may accelerate the vesting or exercisability of Awards with respect to an aggregate number of shares of Common Stock not exceeding five percent of the sum of the Initial Authorized Shares and the Cancelled Prior Award Shares at any time and for any reason.  Except as permitted under this Section 3.4(b), the Administrator shall not accelerate the vesting or exercisability of any Award after the grant date of such Award.
3.5.          At-Will Employment.  Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS TO EMPLOYEES,
CONSULTANTS AND NON-EMPLOYEE DIRECTORS

4.1.          Eligibility.  Any Employee or Consultant selected by the Administrator pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option.  Each Non-Employee Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5 and as provided in Section 4.6.

4.2.          Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
4.3.          Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.
4.4.          Granting of Options to Employees and Consultants.
(a)           The Administrator shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:

(i)            Select from among the Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

(ii)           Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;

(iii)          Subject to Section 4.2 and Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code); and

(iv)          Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the Code) shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b)           Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.
(c)           Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.

4.5.          Granting of Options to Non-Employee Directors.  The Administrator shall from time to time, in its discretion, and subject to applicable limitations of the Plan:
(a)           Select from among the Non-Employee Directors (including Non-Employee Directors who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;
(b)           Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and
(c)           Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

ARTICLE V.

TERMS OF OPTIONS

5.1.          Option Price.  The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:
(a)           In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);
(b)           In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and
(c)           In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.
5.2.          Option Term.  The term of an Option granted to an Employee, Consultant or Non-Employee Director shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code).  Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Directorship or Termination of Consultancy of

the Holder, or amend any other term or condition of such Option relating to such a Termination of Employment, Termination of Directorship or Termination of Consultancy.
5.3.          Option Vesting.
(a)           The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the Option was granted.  At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests, subject to Section 3.4(b).
(b)           No portion of an Option granted to an Employee, Consultant or Non-Employee Director which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option, subject to Section 3.4(b).
(c)           To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.  For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.
5.4.          Substitute Awards.  Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE VI.

EXERCISE OF OPTIONS

6.1.                              Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

6.2.                              Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)                                  A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  Such rules may provide that for administrative convenience an Option may not be exercised during such period (not exceeding 10 days) as is specified in advance by the Administrator.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)                                 Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)                                  In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and
(d)                                 Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised.  However, the Administrator may, in its discretion, (i)  allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

(v) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

6.3.                              Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b)                                 The completion of any registration or other qualification of such shares under any federal, state or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;
(c)                                  The obtaining of any approval or other clearance from any federal, state or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;
(d)                                 The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
(e)                                  The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

6.4.                              Rights as Stockholders.  Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

6.5.                              Ownership and Transfer Restrictions.  The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate.  Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares.  The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h)

of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

6.6.                              Additional Limitations on Exercise of Options.  Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE VII.

AWARD OF RESTRICTED STOCK

7.1.                              Eligibility.  Subject to the Award Limit, Restricted Stock may be awarded to any Employee, Consultant or Non-Employee Director who the Administrator determines should receive such an Award.

7.2.                              Award of Restricted Stock.

(a)                                  The Administrator may from time to time, in its discretion:

(i)                                     Select from among the Employees, Non-Employee Directors or Consultants (including Employees, Non-Employee Directors or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii)                                  Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

(b)                                 The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.
(c)                                  Upon the selection of an Employee, Consultant or Non-Employee Director to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

7.3.                              Rights as Stockholders.  Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

7.4.                              Restriction.  All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.  If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

7.5.                              Repurchase of Restricted Stock.  The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

7.6.                              Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

7.7.                              Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

7.8.                              Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

ARTICLE VIII.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

8.1.                              Eligibility.  Subject to the Award Limit, one or more Performance Awards, Dividend Equivalent Awards, Stock Payment Awards, Deferred Stock Awards and/or Restricted Stock Unit Awards may be granted to any Employee, Consultant or Non-Employee Director whom the Administrator determines should receive such an Award.

8.2.                              Performance Awards.

(a)                                  Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted one or more Performance Awards.  The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Consultant or Non-Employee Director.
(b)                                 Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any Covered Employee in the form of a cash bonus payable upon the attainment of objective Performance Goals which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Any such bonuses paid to Covered Employees shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2.  The maximum aggregate amount of all Performance Awards granted to a Covered Employee under this Section 8.2(b) during any calendar year shall not exceed the Award Limit.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Covered Employee shall be determined on the basis of generally accepted accounting principles.

8.3.                              Dividend Equivalents.  Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date such Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

8.4.                              Stock Payments.  Any Employee, Consultant or Non-Employee Director selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator.  The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.

8.5.                              Deferred Stock.  Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator.  The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of grant, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

8.6.                              Restricted Stock Units.  Any Employee, Consultant or Non-Employee Director selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator.  The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, and may specify that such Restricted Stock Units become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant, in each case on a specified date or dates or over any period or periods determined by the Administrator.  The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Consultant or Non-Employee Director, subject to compliance with Section 409A of the Code.  On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.

8.7.                              Term.  The term of a Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award shall be set by the Administrator in its discretion.

8.8.                              Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment Award or shares distributed pursuant to a Restricted Stock Unit Award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

8.9.                              Exercise upon Termination of Employment, Termination of Consultancy or Termination of Directorship.  A Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award is exercisable or distributable only while the Holder is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Performance Award, Dividend Equivalent Award, Deferred Stock Award, Stock Payment Award and/or Restricted Stock Unit Award may be exercised or distributed subsequent to a Termination of Employment, Termination of Directorship or Termination of Consultancy following a “change of control or ownership” (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; and, provided, further, that, except with respect to Performance Awards granted to Covered Employees, the Administrator in its discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).

8.10.                        Form of Payment.  Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator.  To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

ARTICLE IX.

STOCK APPRECIATION RIGHTS

9.1.                              Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Employee, Consultant or Non-Employee Director selected by the Administrator.  A Stock Appreciation Right may be granted:  (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option.  A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

9.2.                              Coupled Stock Appreciation Rights.

(a)                                  A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
(b)                                 A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.
(c)                                  A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

9.3.                              Independent Stock Appreciation Rights.

(a)                                  An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator in its discretion; provided,

however, that the term shall not be more than ten (10) years from the date the ISAR is granted.  An ISAR shall be exercisable in such installments as the Administrator may determine.  An ISAR shall cover such number of shares of Common Stock as the Administrator may determine; provided, however, that unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed following the date on which the ISAR was granted.  The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted.  An ISAR is exercisable only while the Holder is an Employee, Consultant or Non-Employee Director; provided, that the Administrator may provide that ISARs may be exercised following a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, or following a Change in Control, or because of the Holder’s retirement, death or disability or termination without cause, or otherwise, subject to Section 3.4(b).
(b)                                 An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

9.4.                              Payment and Limitations on Exercise.

(a)                                  Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.
(b)                                 Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.

ARTICLE X.

ADMINISTRATION

10.1.                        Committee.  The Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board.  To the extent Awards are intended to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code and the requirements for the application of Rule 16b-3, each member of the Committee shall qualify as both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.

Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board.

10.2.                        Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules, to delegate authority in accordance with Section 10.5 and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee.

10.3.                        Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

10.4.                        Compensation; Professional Assistance; Good Faith Actions.  Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board.  All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company.  The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons.  No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

10.5.                        Delegation of Authority to Grant Awards.  To the extent permitted by applicable law, the Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee or committees consisting of one or more members of the Board and/or one or more officers of the Company; provided, however, that the authority to grant awards to the following individuals may not be delegated:  (a) individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act, (b) individuals who are Covered Employees, and (c) individuals who are officers of the Company who are delegated authority by the Committee hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee.  At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1.                        Transferability of Awards.

(a)                                  Except as otherwise provided in Section 11.1(b):

(i)                                     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)                                  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)                               During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)                                 Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions:  (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.  For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.

11.2.                        Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, or the Compensation Committee of the Board.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 11.3, (i) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (ii) decrease, directly or indirectly, the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan (including any action having the same effect, such as a cancellation of an underwater Option or Stock Appreciation Right and regrant of a new Award at a lesser exercise price or the repurchase of an Option or Stock Appreciation Right for an amount greater than the intrinsic value of the Option or Stock Appreciation Right), or (iii) result in a material change in eligibility requirements.  Except as provided in Section 11.12, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:

(a)                                  The expiration of ten (10) years from the date the Plan is adopted by the Board; or
(b)                                 The expiration of ten (10) years from the date the Plan is first approved by the Company’s stockholders.

11.3.                        Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)                                  Subject to Section 11.3(e), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock, then the Administrator shall equitably adjust any or all of the following in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award:

(i)                                     The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);

(ii)                                  The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

(iii)                               The grant or exercise price with respect to any Award.

(b)                                 Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)                                     To provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)                                  To provide for the replacement of such Award with other rights or property selected by the Administrator in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(iii)                               To provide that the Award cannot vest, be exercised or become payable after such event;

(iv)                              To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;

(v)                                 To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(vi)                              To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vii)                           To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c)                                  In the event of a Change in Control, then: (i) any surviving or acquiring corporation shall assume the Awards outstanding under the Plan or shall substitute similar Awards (including an option to acquire the same consideration paid to the stockholders of the Company in the Change in Control transaction) for those outstanding under the Plan, (ii) in the event that any surviving or acquiring corporation does assume such Awards or substitute similar Awards for those outstanding under the Plan, then, with respect to a Holder’s Award, upon such Holder’s Voluntary Termination with Good Reason (as defined below) or such Holder’s Involuntary Termination without Cause (as defined below), the vesting of such Award and the time during which such Award may be exercised shall be accelerated upon the occurrence of such event, or (iii) in the event any surviving or acquiring corporation refuses to assume such Awards or to substitute similar Awards for those outstanding under the Plan, then, with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards and the time during which such Awards may be exercised shall be accelerated prior to such event and the Awards terminated if not exercised after such acceleration and at or prior to such event, and  with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised prior to such event.  The term “Voluntary Termination with Good Reason” shall mean a Termination of Employment, Termination of Directorship or Termination of Consultancy by resignation, with Good Reason, as an Employee, Director or Consultant of the Company within one month prior to the Change in Control, or a Termination of Employment, Termination of Directorship or Termination of Consultancy by resignation, with Good Reason, as an Employee, Director or Consultant, or as an employee, director or consultant, of the surviving or acquiring corporation which assumed the Holder’s Award or substituted a similar Award for the Holder’s Award within thirteen (13) months after a Change in Control.  The term “Good Reason” means with respect to the Holder of an Award, any of the following:  the reduction of the Holder’s rate of compensation as in effect immediately prior to the Change in Control; the failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Holder was entitled to participate immediately prior to the Change in Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties); a change in the Holder’s responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Holder; a request that the Holder relocate to a worksite that is more than thirty-five (35) miles from the Holder’s prior worksite, unless the Holder accepts such relocation opportunity; the failure or refusal of a successor to the Company to assume the Company’s obligations under the Award Agreement; or the material breach by the Company or any successor to the Company of any of the material provisions of the Holder’s Award.  The term “Involuntary Termination without Cause” means the Termination of Employment, Termination of Directorship or Termination of Consultancy by involuntary termination, without Cause, as an Employee, Director or Consultant within one month prior to a Change in Control or (ii) the Termination of Employment, Termination of Directorship or Termination of Consultancy by involuntary termination, without Cause, as an Employee, Director or Consultant, or as an employee, director or consultant of the surviving or acquiring corporation which assumed the Holder’s Award or substituted a similar Award for the Holder’s Award, within thirteen (13) months after a Change in Control.  The term “Cause” means with respect to the Holder of an Award, any of the following: the Holder’s theft, dishonesty, or falsification of documents or records; the Holder’s improper use or disclosure of the Company’s confidential or proprietary information; any action by the Holder which has a detrimental effect on the Company’s reputation or business; the Holder’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; any material breach by the Holder of any employment or service agreement between the Holder and the Company which breach is not cured pursuant to the terms of such agreement; or the Holder’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Holder’s ability to perform his or her duties with the Company.
(d)                                 Subject to Sections 11.3(e) and 3.2, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.
(e)                                  With respect to Awards which are granted to Covered Employees and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto.  No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.  The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.
(f)                                    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g)                                 No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.4.                        Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.  No Awards may be granted or awarded prior to such stockholder approval.  In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Covered Employees should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the Plan.

11.5.                        Tax Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.6.                        Prohibition on Repricing.  Subject to Section 11.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share.  Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company.  Subject to Section 11.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7.                        Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that:  (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Directorship or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Directorship or Termination of Consultancy for “cause” (as such term is defined in the discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.8.                        Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary:  (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

11.9.                        Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11.10.                  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

11.11.                  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

11.12.                  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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I hereby certify that the foregoing First Consulting Group, Inc. 2007 Equity Incentive Plan was duly adopted by the Board of Directors of First Consulting Group, Inc. on                        , 2007.

Executed on this              day of                    , 2007.

Corporate Secretary

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I hereby certify that the foregoing First Consulting Group, Inc. 2007 Equity Incentive Plan was approved by the stockholders of First Consulting Group, Inc. on                               , 2007.

Executed on this               day of                       , 2007.

Corporate Secretary